UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Sixth Avenue, Ninth Floor

New York, NY 10013

(Address of principal executive offices, including zip code)

(646) 706-5208

(Registrant’s telephone number, including area code)

99 Hudson Street, 5th Floor

New York, NY 10013

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On December 18, 2015, the Board of Directors (the “Board”) of Assembly Biosciences, Inc. (the “Company”) appointed Alan Lewis, Ph.D. to fill an existing vacancy on the Board.

Dr. Lewis is currently President, Chief Executive Officer and a director of Diavacs, a company developing curative treatments for type 1 diabetes. He recently was CEO and a director of Medistem, a developer of stem cell therapies that was acquired by Intrexon. Previously, Dr. Lewis was Chairman, President and CEO of cancer drug developer Ambit Biosciences, Inc., which was subsequently acquired by Daiichi Sankyo. Prior to Ambit, Dr. Lewis was President and CEO of the Juvenile Diabetes Research Foundation and President and CEO of stem cell company Novocell. Prior to Novocell, Dr. Lewis served as CEO and a director of Signal Pharmaceuticals until its acquisition by Celgene. Dr. Lewis then was named President of Celgene’s Signal Research division in San Diego, where he directed its integrated drug discovery program in oncology and inflammation and served on Celgene’s Corporate Executive Committee. Dr. Lewis also is on the board of directors for a number of companies, including BioMarin Pharmaceuticals, where he chairs the science and technology committee. Dr. Lewis holds a B.Sc. in Physiology and Biochemistry from Southampton University and a Ph.D. in Pharmacology from the University of Wales, and he completed his postdoctoral training at Yale University.

Upon his appointment to the Board, Dr. Lewis was granted an option to purchase 30,000 shares of the Company’s Common Stock at an exercise price of $7.88 per share, the closing price of the Company’s common stock on the Nasdaq Capital Market on the grant date, which will vest in equal annual installments during the three years following the grant date, subject to Dr. Lewis’ continued service on the Board.

Dr. Lewis is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Lewis and any other persons pursuant to which he was selected as a director.

Item 7.01	Regulation FD Disclosure

On December 21, 2015, the Company issued a press release announcing Dr. Lewis’ appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2015	Assembly Biosciences, Inc.

	By:	/s/ Derek Small
Derek Small
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 21, 2015